Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Myriad Genetics, Inc.:

1.	Registration Statement on Form S-8 (File No. 333-185325) pertaining to the Myriad Genetics, Inc. 2012 Employee Stock Purchase Plan,
2.

Registration Statements on Form S-8 (File No.’s 333-171994, 333-179281, 333-185325, 333-193767 and 333-209354) pertaining to the Myriad Genetics, Inc. 2010 Employee, Director and Consultant Equity Incentive Plan, as amended, and

3.

Registration Statements on Form S-8 (File No.’s 333-115409, 333-120398, 333-131653, 333-140830, 333-150792, 333-157130 and 333-164670) pertaining to the Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan, as amended;

of our reports dated August 9, 2017, with respect to the consolidated financial statements and schedule of Myriad Genetics, Inc. and the effectiveness of internal control over financial reporting of Myriad Genetics, Inc. included in this Annual Report (Form 10-K) of Myriad Genetics, Inc. for the year ended June 30, 2016.

/s/ Ernst & Young LLP

Salt Lake City, Utah
August 9, 2017